As filed with the United States Securities and Exchange Commission on April 13, 2004, Registration No. __-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          FIRST SENTINEL BANCORP, INC.
             (exact name of registrant as specified in its charter)


          DELAWARE                                       22-3566151
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)


                          1000 WOODBRIDGE CENTER DRIVE
                          WOODBRIDGE, NEW JERSEY 07095
                                 (732) 726-9700
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                          FIRST SENTINEL BANCORP, INC.
                   2003 KEY EMPLOYEE EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)
                         ------------------------------

                               CHRISTOPHER MARTIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          FIRST SENTINEL BANCORP, INC.
                          1000 WOODBRIDGE CENTER DRIVE
                          WOODBRIDGE, NEW JERSEY 07095
                                 (732) 726-9700
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

==============================================================================================---==================
    Title of each Class of            Amount          Proposed Maximum       Proposed Maximum         Amount of
       Securities to be               to be          Offering Price Per     Aggregate Offering    Registration Fee
          Registered              Registered(1)           Share(3)                 Price
-------------------------------------------------------------------------------------------------------------------
         Common Stock                 11,350
        $.01 par Value              Shares(2)           $20.85                $236,648               $30
===================================================================================================================



(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares to be issued pursuant to the First Sentinel Bancorp, Inc. 2003 Key Employee Equity Compensation Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of First Sentinel Bancorp, Inc., as permitted by Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").
(2) Represents the shares which may be issued as stock awards or upon the exercise of stock options to purchase shares of First Sentinel Bancorp, Inc. common stock granted or to be granted under the Plan.
(3) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act, the price per share is the average of the high and low price of the First Sentinel Bancorp, Inc. common stock, as reported on April 6, 2004.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

FIRST SENTINEL BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the First Sentinel Bancorp, Inc. (the "Corporation" or the "Registrant") 2003 Key Employee Equity Compensation Plan (the "Plan") required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule
428. Such documents and the information  incorporated  by reference  pursuant to
Item 3 of Part II of this Registration Statement constitute the prospectus for the Registration Statement.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         (a) Form 10-K Annual Report and Form 10-K/A (Amendment No. 1) to Annual Report filed by the Registrant for the year ended December 31, 2003 (File No. 000-23809), which include the consolidated statements of financial condition of the Registrant and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, filed with the SEC on March 15, 2004 and March 26, 2004, respectively.

         (b) Description of the Registrant's common stock contained in Registrant's Form 8-A12G (File No. 000-23809), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder and declared effective February 12, 1998, as incorporated by reference from the Company's Form S-1 (File No. 333-42757) filed on December 19, 1997 and amended on February 9, 1998.

         (c) All documents filed by the Registrant pursuant to Section 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

          ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Muldoon Murphy Faucette & Aguggia LLP, Washington, D.C.

Item 6.  Indemnification of Directors and Officers and Plan Administrator.

Articles X and XI of the Registrant's Certificate of Incorporation provide as follows:

TENTH:
-----

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication
         that,  the   indemnitee  has  not  met  any  applicable   standard  for
         indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.


ELEVENTH:  A Director of this Corporation  shall not be personally liable to the
--------
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         (a) List of Exhibits (filed herewith unless otherwise noted)

                  5.0      Opinion of Muldoon Murphy Faucette & Aguggia LLP
                  10.0 First Sentinel Bancorp, Inc. 2003 Key Employee Equity Compensation Plan 1
                  23.0 Consent of Muldoon Murphy Faucette & Aguggia LLP (included in Exhibit 5)
                  23.1     Consent of KPMG LLP
                  24.0     Powers of Attorney (contained on the signature pages)
-----------------------
1 Incorporated herein by reference from Appendix E to the Registrant's proxy statement on Form DEF 14A (SEC No. 000-23809), filed with the SEC on March 28, 2003.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the Offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbridge, New Jersey, on April 13, 2004.

                        FIRST SENTINEL BANCORP, INC.


                        By:  /s/Christopher Martin
                                -----------------------------
                                Christopher Martin
                                President, Chief Executive Officer and Director

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Martin) constitutes and appoints Christopher Martin as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Name                          Title                          Date
        ----                          -----                          ----


/s/Philip T. Ruegger, Jr.     Chairman of the Board             April 13, 2004
--------------------------
Philip T. Ruegger, Jr.


/s/Christopher Martin         President, Chief Executive        April 13, 2004
--------------------------    Officer and Director
Christopher Martin            (principal executive officer)



/s/Thomas M. Lyons            Executive Vice President,         April 13, 2004
--------------------------    and Chief Financial Officer
Thomas M. Lyons               (principal accounting and
                              financial officer)

/s/Joseph Chadwick            Director                          April 13, 2004
--------------------------
Joseph Chadwick



/s/George T. Hornyak, Jr.     Director                          April 13, 2004
--------------------------
George T. Hornyak, Jr.



/s/Keith H. McLaughlin        Director                          April 13, 2004
--------------------------
Keith H. McLaughlin



/s/John P. Mulkerin           Director                          April 13, 2004
--------------------------
John P. Mulkerin



/s/Jeffries Shein             Director                          April 13, 2004
--------------------------
Jeffries Shein



/s/Walter K. Timpson          Director                          April 13, 2004
--------------------------
Walter K. Timpson


                                                    EXHIBIT INDEX
                                                    -------------


                                                                                                                  Sequentially
                                                                                                                    Numbered
                                                                                                                      Page
   Exhibit No.          Description                      Method of Filing                                           Location
------------------      -----------------------------    ---------------------------------------------------    -----------------


        5.0             Opinion of Muldoon Murphy        Filed herewith.
                        Faucette & Aguggia LLP

        10.0            First Sentinel Bancorp,          Incorporated herein by reference from the
                        Inc. 2003 Key Employee           Appendix E contained in the proxy statement on
                        Equity Compensation Plan         Form DEF 14A (SEC No. 000-23809), filed with the
                                                         SEC on March 28, 2003.

        23.0            Consent of Muldoon Murphy        Contained in Exhibit 5.
                        Faucette & Aguggia LLP

        23.1            Consent of KPMG LLP              Filed herewith.


        24.0            Power of Attorney                Located on the signature page.
